UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

VINCE HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VINCE HOLDING CORP.

500 FIFTH AVENUE, 20th FLOOR

NEW YORK, NY 10110

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

DATE FIRST MAILED TO STOCKHOLDERS: AUGUST 15, 2017

To our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Vince Holding Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), to notify stockholders of the action taken by our Board of Directors (the “Board”) by written consent on August 7, 2017 and by the holders of a majority of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share, by written consent dated August 8, 2017, approving the (i) issuance of shares of our common stock to Sun Cardinal, LLC (“Sun Cardinal”) and SCSF Cardinal, LLC (“SCSF Cardinal” and, together with Sun Cardinal, the “Sun Cardinal Investors”) in connection with the transactions described below and (ii) amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of our authorized shares of common stock from 100,000,000 to 250,000,000 (the “Authorized Shares Increase”).

On May 18, 2017, we received a Rights Offering Commitment Letter (the “Commitment Letter”) from Sun Capital Partners V, L.P. (“Sun Capital V”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital Partners”) and the Sun Cardinal Investors, that, in the event we consummate a rights offering, provides us with an amount equal to $30.0 million of cash proceeds reduced by the aggregate proceeds received from such completed rights offering (the “Contribution Obligation”). Pursuant to the Commitment Letter, we are required, simultaneously with the funding of the Contribution Obligation by Sun Capital V, or one or more of its affiliates, to issue to Sun Capital V, or one or more of its affiliates, the applicable number of shares of our common stock at the price per share at which participants in the Rights Offering (as defined below) are entitled to purchase shares of common stock, which price will be mutually agreed between the Company and Sun Capital V and approved by the members of our Board that are not employed by or affiliated with the Company or Sun Capital V. There will be no commitment fee due to Sun Capital V from the Company in connection with the Contribution Obligation. Sun Capital V’s obligations under the Commitment Letter are subject to (i) the Company entering into an amendment to its existing senior secured term loan facility (the “Term Loan Facility”) that is acceptable to Sun Capital V in its sole discretion, (ii) no default or event of default having occurred under the Company’s Term Loan Facility or revolving credit facility, unless promptly cured or reasonably expected to be promptly cured by the Company and (iii) no circumstance existing that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. The Commitment Letter contemplates that the parties will enter into a definitive investment agreement to document the transactions contemplated by the Commitment Letter. On June 30, 2017, the Company entered into an amendment to its Term Loan Facility with the lenders thereto, which amendment was approved by Sun Capital V in satisfaction of condition (i) above.

Pursuant to the terms of the Investment Agreement, dated as of August 10, 2017 (the “Investment Agreement”), that we entered into with the Sun Cardinal Investors, affiliates of Sun Capital Partners, we have agreed to issue and sell to the Sun Cardinal Investors, and the Sun Cardinal Investors have agreed to purchase, an aggregate number of shares of common stock equal to (x) $30.0 million minus (y) the aggregate proceeds of the Rights Offering (as defined below), at a price per share equal to the subscription price in the Rights Offering (as defined below), subject to the terms and conditions set forth in the Investment Agreement (the “Backstop Commitment”). The closing of the transactions contemplated by the Investment Agreement are subject to satisfaction or waiver of customary conditions, including the consummation of the Rights Offering (as defined below). The Investment Agreement supersedes the Commitment Letter.

The proposed issuance to the Sun Cardinal Investors of greater than one percent of the number of shares of the Company’s outstanding common stock before the issuance requires stockholder approval pursuant to the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Manual”), as each of the Sun Cardinal Investors is a “related party” of the Company under the NYSE Manual.

We intend to commence a rights offering (the “Rights Offering”) on August 15, 2017, whereby the Company will distribute, at no charge, to stockholders of record as of August 14, 2017 (the “Rights Offering Record Date”) rights to purchase up to an aggregate of 66,670,610 new shares of the Company’s common stock. Each stockholder as of the Rights Offering Record Date (“Rights Holders”) will receive one non-transferrable right for every share of common stock owned on the Rights Offering Record Date. Each right entitles the Rights Holder to purchase 1.3475 shares of common stock (the “subscription right”) at a subscription price of $0.45 per whole share of common stock. Rights Holders who fully exercise their subscription rights will be entitled to subscribe for additional shares that remain unsubscribed as a result of any unexercised subscription rights (the “over-subscription right”). The over-subscription right allows a Rights Holder to subscribe for an additional number of shares equal to up to an aggregate of 9.99% of our outstanding shares of common stock after giving effect to the consummation of the transactions contemplated by the Rights Offering and the Investment Agreement, subject to certain limitations and pro rata allocations. Subscription rights may only be exercised for whole numbers of shares; no fractional shares of common stock will be issued in the Rights Offering.

We intend to use a portion of the net proceeds received from the Rights Offering and the Backstop Commitment to repay approximately $9.0 million in principal amount of outstanding indebtedness under the Term Loan Facility and $15.0 million in principal amount of outstanding indebtedness under our existing revolving credit facility (the “ABL Facility”). We intend to use the remaining net proceeds for general corporate purposes, which may include additional payments on our outstanding indebtedness.

In connection with the Rights Offering, we intend to amend our Certificate of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 250,000,000. The Authorized Shares Increase will allow us to issue additional shares of common stock pursuant to the exercise of subscription rights to purchase shares of common stock in connection with the Rights Offering and pursuant to the Backstop Commitment.

As the matter set forth in this Information Statement has been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. No action is required by you. This Notice and the accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. The matters set forth herein will not become effective until such date that is at least 20 calendar days after this Notice and the accompanying Information Statement are mailed to stockholders entitled to receive notice.

Important Notice Regarding the Internet Availability of this Information Statement: a copy of this Notice and the Information Statement is available to you free of charge at investors.vince.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Brendan L. Hoffman

Chief Executive Officer and Director

VINCE HOLDING CORP.

500 FIFTH AVENUE, 20TH FLOOR

NEW YORK, NY 10110

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General

Vince Holding Corp., a Delaware corporation, and its subsidiaries (the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of August 8, 2017 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.

This Information Statement is being mailed on or about August 15, 2017. The Company’s principal executive offices are located at 500 Fifth Avenue, 20th Floor, New York, NY 10110, and the Company’s telephone number is (212) 515-2600.

Summary of the Corporate Actions

Issuance of Shares under the Investment Agreement

On May 18, 2017, we received a Rights Offering Commitment Letter (the “Commitment Letter”) from Sun Capital Partners V, L.P. (“Sun Capital V”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital Partners”) and the Sun Cardinal Investors (as defined below), that, in the event we consummate a rights offering, provides us with an amount equal to $30.0 million of cash proceeds reduced by the aggregate proceeds received from such completed rights offering (the “Contribution Obligation”). Pursuant to the Commitment Letter, we are required, simultaneously with the funding of the Contribution Obligation by Sun Capital V, or one or more of its affiliates, to issue to Sun Capital V, or one or more of its affiliates, the applicable number of shares of our common stock at the price per share at which participants in the Rights Offering (as defined below) are entitled to purchase shares of common stock, which price will be mutually agreed between the Company and Sun Capital V and approved by the members of our Board of Directors (the “Board”) that are not employed by or affiliated with the Company or Sun Capital V. There will be no commitment fee due to Sun Capital V from the Company in connection with the Contribution Obligation. Sun Capital V’s obligations under the Commitment Letter are subject to (i) the Company entering into an amendment to its existing senior secured term loan facility (the “Term Loan Facility”) that is acceptable to Sun Capital V in its sole discretion, (ii) no default or event of default having occurred under the Company’s Term Loan Facility or revolving credit facility, unless promptly cured or reasonably expected to be promptly cured by the Company and (iii) no circumstance existing that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. The Commitment Letter contemplates that the parties will enter into a definitive investment agreement to document the transactions contemplated by the Commitment Letter. On June 30, 2017, the Company entered into an amendment to its Term Loan Facility with the lenders thereto, which amendment was approved by Sun Capital V in satisfaction of condition (i) above.

In connection with the commencement of the Rights Offering (as defined below), we entered into the Investment Agreement on August 10, 2017 with Sun Cardinal, LLC (“Sun Cardinal”) and SCSF Cardinal, LLC (“SCSF Cardinal” and, together with Sun Cardinal, the “Sun Cardinal Investors”), affiliates of Sun Capital Partners, pursuant to which we have agreed to issue and sell to the Sun Cardinal Investors, and the Sun Cardinal Investors have agreed to purchase, an aggregate number of shares of common stock equal to (x) $30.0 million minus (y) the aggregate proceeds of the Rights Offering (as defined below), at a price per share equal to the subscription price in the Rights Offering (as defined below), subject to the terms and conditions set forth in the Investment Agreement (the “Backstop Commitment”). The closing of the transactions contemplated by the

Investment Agreement are subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of the Rights Offering (as defined below), the receipt of all required regulatory approvals and no material adverse effect with respect to our financial condition, business, properties, assets, liabilities or results of operations. The Investment Agreement supersedes the Commitment Letter. For additional information on the Investment Agreement, see “Approval of the Investment Agreement.”

The proposed issuance to the Sun Cardinal Investors of greater than one percent of the number of shares of the Company’s outstanding common stock before the issuance requires stockholder approval pursuant to the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Manual”), as each of the Sun Cardinal Investors is a “related party” of the Company under the NYSE Manual.

We intend to commence a rights offering (the “Rights Offering”) on or about August 15, 2017, whereby we will distribute, at no charge, to stockholders of record as of August 14, 2017 (the “Rights Offering Record Date”) rights to purchase up to an aggregate of 66,670,610 new shares of the Company’s common stock. Each stockholder as of the Rights Offering Record Date (“Rights Holders”) will receive one non-transferrable right for every share of common stock owned on the Rights Offering Record Date. Each right entitles the Rights Holder to purchase 1.3475 shares of common stock (the “subscription right”), at a subscription price of $0.45 per whole share of common stock (the “subscription price”). Rights Holders who fully exercise their subscription rights will be entitled to subscribe for additional shares that remain unsubscribed as a result of any unexercised subscription rights (the “over-subscription right”). The over-subscription right allows a Rights Holder to subscribe for an additional number of shares equal to up to an aggregate of 9.99% of our outstanding shares of common stock after giving effect to the consummation of the transactions contemplated by the Rights Offering and the Investment Agreement, subject to certain limitations and pro rata allocations. Subscription rights may only be exercised for whole numbers of shares; no fractional shares of common stock will be issued in the Rights Offering. For additional information about the Rights Offering, see “The Rights Offering.”

We intend to use a portion of the net proceeds received from the Rights Offering and the Backstop Commitment to repay approximately $9.0 million in principal amount of outstanding indebtedness under the Term Loan Facility and $15.0 million in principal amount of outstanding indebtedness under our revolving credit facility (the “ABL Facility”). We intend to use the remaining net proceeds for general corporate purposes, which may include additional payments on our outstanding indebtedness.

Authorized Shares Increase

In connection with the Rights Offering, we intend to amend our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of our authorized shares of common stock from 100,000,000 to 250,000,000 (the “Authorized Shares Increase”). The Authorized Shares Increase will allow us to issue additional shares of common stock pursuant to the exercise of subscription rights to purchase shares of common stock in connection with the Rights Offering and pursuant to the Backstop Commitment.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you.

Issuance of Shares Under the Investment Agreement

The Company’s common stock is listed on the NYSE, and as a result, the Company is subject to the NYSE Manual. Section 312.03(b) of the NYSE Manual requires that a listed company obtain the approval of its stockholders prior to issuing securities to a “related party” (as defined in the NYSE Manual) if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. The Sun Cardinal Investors constitute related parties under the NYSE Manual and the number of shares of the Company’s common stock issuable to the Sun Cardinal Investors pursuant to the Investment Agreement may represent, in the aggregate, in excess of one percent of the outstanding shares of common stock before the issuance. As a result, the issuance of shares of our common stock to the Sun Cardinal Investors is required to be approved by stockholders representing a majority of the voting power of the outstanding shares of our common stock.

Under the Delaware General Corporation Law (the “DGCL”), the Company’s Certificate of Incorporation, the Company’s amended and restated bylaws (the “Bylaws”) and the NYSE Manual, as applicable, entry into the Investment Agreement and the issuance of shares of the Company’s common stock to the Sun Cardinal Investors pursuant to the Investment Agreement may be approved, without a meeting of stockholders, by a resolution of our Board, followed by the written consent of stockholders representing a majority of the voting power of the outstanding shares of our common stock. As of the Record Date, the Company had 49,477,262 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote. The written consent was executed and delivered to the Company on the Record Date by the Sun Cardinal Investors, who collectively held 28,499,209 shares of common stock as of the Record Date, which represents a majority of the voting power of our common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Authorized Shares Increase

An amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of stockholders representing a majority of the voting power of the outstanding shares of our common stock. As of the Record Date, the Company had 49,477,262 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote. The written consent was executed and delivered to the Company on the Record Date by the Sun Cardinal Investors, who collectively held 28,499,209 shares of common stock as of the Record Date, which represents a majority of the voting power of our common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Article II, Section 13(b) of our Bylaws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Article II, Section 13(b) of our Bylaws and Section 228(e) of the DGCL.

Interest of Certain Persons in Matters Acted Upon

As of the Record Date, Sun Capital Partners and its affiliates beneficially owned approximately 58% of our outstanding common stock. Sun Cardinal has the right to designate a majority of the members of the Board for so long as affiliates of Sun Capital Partners own 30% or more of our outstanding shares of our common stock. A majority of the members of the Board have been designated by Sun Cardinal pursuant to that right, and four of our eight directors are affiliated with Sun Capital Partners and the Sun Cardinal Investors.

In connection with the Rights Offering, we have entered into the Investment Agreement, pursuant to which the Sun Cardinal Investors have agreed, subject to the terms and conditions therein, to purchase from us an aggregate number of shares of common stock equal to (x) $30.0 million minus (y) the aggregate proceeds of the Rights Offering, at a price per share equal to the subscription price in the Rights Offering. To the extent that shares of common stock are not subscribed for in connection with the Rights Offering, assuming the Rights Offering is consummated, the Sun Cardinal Investors will acquire such unsubscribed shares pursuant to the Investment Agreement, and the ownership and voting power of Sun Capital Partners and its affiliates, including the Sun Cardinal Investors, will increase as a result of such transactions.

The Investment Agreement may be terminated if we enter into a definitive agreement with respect to a Superior Transaction. In general, a Superior Transaction is defined in the Investment Agreement as (1) a debt or equity financing transaction (other than the Rights Offering and the Backstop Commitment) or (2) a transaction involving the sale of 50% or more of our total voting power or of all or substantially all of our consolidated assets, that, in either case, our Board (or a committee thereof consisting only of disinterested directors) determines in good faith is in the best interests of our stockholders, including, in the case of a debt or equity financing transaction, a determination that such transaction would provide us with liquidity in an amount in excess of that expected to result from the Rights Offering and the Backstop Commitment or result in more favorable economic terms for us than the Rights Offering and the Backstop Commitment. We will agree to reimburse the Sun Cardinal Investors for their reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the Investment Agreement and the transactions contemplated thereby, other than in the event the Investment Agreement is terminated due to a breach by the Sun Cardinal Investors.

THE INVESTMENT AGREEMENT

The Company’s common stock is listed on the NYSE, and as a result, the Company is subject to the NYSE Manual. Section 312.03(b) of the NYSE Manual requires that a listed company obtain the approval of its stockholders prior to issuing securities to a “related party” (as defined in the NYSE Manual) if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. The Sun Capital V and the Sun Cardinal Investors constitute related parties under the NYSE Manual and the number of shares of the Company’s common stock proposed to be issued to the Sun Cardinal Investors pursuant to the Investment Agreement (or to be issued to Sun Capital V pursuant to the Commitment Letter) may represent, in the aggregate, in excess of one percent of the outstanding shares of common stock before the issuance.

Approval of the Proposed Issuance of Stock

The proposed issuance to Sun Capital V or the Sun Cardinal Investors of greater than one percent of the number of shares of the Company’s outstanding common stock before the issuance requires stockholder approval pursuant to the NYSE Manual, as each of Sun Capital V and the Sun Cardinal Investors is a “related party” of the Company under the NYSE Manual. Because the Company has obtained the written consent of holders representing a majority of the total number of shares of the outstanding common stock, it has satisfied the rules under Section 312.03(b) of the NYSE Manual and therefore will be permitted to issue to the Sun Cardinal Investors, pursuant to the Investment Agreement, or to Sun Capital V, pursuant to the Commitment Letter, a number of shares of common stock in excess of one percent of the outstanding shares of common stock before the issuance. See “Voting and Vote Required” for more information regarding the number of shares of our common stock outstanding and the number of votes to which a holder of our common stock is entitled.

The Commitment Letter

On May 18, 2017, we entered into the Commitment Letter with Sun Capital V that provides us with an amount equal to $30.0 million of cash proceeds, or the Contribution Obligation, in the event that we consummate a rights offering. Such Contribution Obligation is reduced by the aggregate proceeds received from a completed rights offering. Pursuant to the Commitment Letter, we are required, simultaneously with the funding of the Contribution Obligation by Sun Capital V, or one or more of its affiliates, to issue to Sun Capital V or one or more of its affiliates the applicable number of shares of our common stock at the price per share at which participants in the Rights Offering are entitled to purchase shares of common stock, which price will be mutually agreed between the Company and Sun Capital V and approved by the members of our Board that are not employed by or affiliated with the Company or Sun Capital V. There will be no commitment fee due to Sun Capital V from the Company in connection with the Contribution Obligation. Sun Capital V’s obligations under the Commitment Letter are subject to (i) the Company entering into an amendment to its Term Loan Facility that is acceptable to Sun Capital V in its sole discretion, (ii) no default or event of default having occurred under the Company’s Term Loan Facility or revolving credit facility, unless promptly cured or reasonably expected to be promptly cured by the Company and (iii) no circumstance existing that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. The Commitment Letter contemplates that the parties will enter into a definitive investment agreement to document the transactions contemplated by the Commitment Letter. On June 30, 2017, the Company entered into an amendment to its Term Loan Facility with the lenders thereto, which amendment was approved by Sun Capital V in satisfaction of condition (i) above.

The Investment Agreement

In connection with the Rights Offering, we have entered into the Investment Agreement on August 10, 2017 with the Sun Cardinal Investors, pursuant to which we have agreed to issue and sell to the Sun Cardinal Investors, and the Sun Cardinal Investors have agreed to provide us with the Backstop Commitment, subject to the terms and conditions set forth in the Investment Agreement. The Investment Agreement supersedes the Commitment Letter.

Closing Conditions

The closing of the transactions contemplated by the Investment Agreement are subject to the satisfaction or waiver of customary conditions, including (i) receipt of all applicable regulatory approvals, (ii) compliance with covenants, (iii) the accuracy of representations and warranties provided in the Investment Agreement, (iv) the absence of a material adverse effect on the Company or the Sun Cardinal Investors’ ability to perform their obligations under the Investment Agreement, (v) the effectiveness of the registration statement related to the Rights Offering, (vi) consummation of the Rights Offering and (vii) approval for listing on the NYSE of shares of common stock to be issued in the Rights Offering.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the transactions contemplated by the Investment Agreement as follows:

•	by mutual written agreement of the Sun Cardinal Investors and us;

•	by any party, in the event the closing of the transactions to be contemplated by the Investment Agreement does not occur by September 30, 2017;

•	by any party, if any governmental entity shall have taken action prohibiting any of the contemplated transactions;

•	by the Sun Cardinal Investors, if we breach any of our representations, warranties, covenants or agreements set forth in the Investment Agreement that would result in the applicable condition to closing not being satisfied, and such breach is not cured within 10 days of receipt of written notice by the Sun Cardinal Investors;

•	by us, if the Sun Cardinal Investors breach any of their representations, warranties, covenants or agreements set forth in the Investment Agreement that would result in the applicable condition to closing not being satisfied, and such breach is not cured within 10 days of receipt of written notice by us; or

•	by either party if we enter into a definitive agreement with respect to a Superior Transaction.

In general, a Superior Transaction is defined in the Investment Agreement as (1) a debt or equity financing transaction (other than the Rights Offering and the Backstop Commitment) or (2) a transaction involving the sale of 50% or more of our total voting power or of all or substantially all of our consolidated assets, that, in either case, our Board (or a committee thereof consisting only of disinterested directors) determines in good faith is in the best interests of our stockholders, including, in the case of a debt or equity financing transaction, a determination that such transaction would provide us with liquidity in an amount in excess of that expected to result from the Rights Offering and the Backstop Commitment or result in more favorable economic terms for us than the Rights Offering and the Backstop Commitment.

Expense Reimbursement

Regardless of whether the transactions contemplated by the Investment Agreement are consummated, we have agreed to reimburse the Sun Cardinal Investors for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the Investment Agreement and the transactions to be contemplated thereby, other than in the event the Investment Agreement is terminated due to a breach by the Sun Cardinal Investors.

Indemnification

We have agreed to indemnify the Sun Cardinal Investors and their affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of the Rights Offering and the related registration statement and prospectus (other than with respect to statements made in reliance on information provided to us in writing by the Sun Cardinal Investors for use herein) and claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the Rights Offering, the Investment Agreement and certain ancillary agreements and/or any of the transactions to be contemplated thereby, other than losses arising out of or related to any breach by the Sun Cardinal Investors of the Investment Agreement.

The Sun Cardinal Investors have agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to statements or omissions in the registration statement or prospectus for the Rights Offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to such Sun Cardinal Investor furnished to us by or on behalf of such Sun Cardinal Investor expressly for use therein.

Registration Rights

The Sun Cardinal Investors will be entitled to certain registration rights with respect to any shares of our common stock they acquire under the Backstop Commitment, pursuant to the Registration Agreement, dated as of February 20, 2008, among us, the Sun Cardinal Investors and the other investors party thereto. Pursuant to the terms of that agreement, holders of at least a majority of “Sun Registrable Securities” (which include (i) shares of our common stock originally issued to Sun Capital Partners and its affiliates, including the Sun Cardinal Investors; (ii) all shares of our common stock or our other securities issuable upon the conversion, exercise or exchange of our common stock in connection with certain reorganization transactions; and (iii) any other shares of our common stock or our other securities held by persons holding the securities described in clauses (i) and (ii)) are entitled to request that we register its shares on a registration statement on one or more occasions in the future. Sun Capital Partners and its affiliates, including the Sun Cardinal Investors, and the other investors party to the registration agreement are also eligible to participate in certain registered offerings by us, subject to the restrictions in the registration rights agreement. We are obligated, within 30 days of receiving a request for registration, to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement with respect to such registrable securities. In addition, we are obligated to use our best efforts to make short-form registrations on Form S-3 available for the sale of registrable securities. We will pay the expenses of the investors party to the registration agreement in connection with their exercise of the rights described in this paragraph, other than underwriting commissions or selling commissions attributable to the registrable securities sold by the holders thereof, as well as reimburse the holders of registrable securities included in any registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the registrable securities included in such registration. Our obligation to bear all registration expenses is absolute and does not depend on whether any contemplated offering is completed or whether any registration statement is declared effective.

THE RIGHTS OFFERING

We intend to launch the Rights Offering, whereby we will distribute, at no charge, to Rights Holders as of the Rights Offering Record Date, rights to purchase new shares of the Company’s common stock. Each Rights Holder will receive one non-transferrable right for every share of common stock owned on the Rights Offering Record Date. Each subscription right entitles the Rights Holder to purchase 1.3475 shares of common stock, at a subscription price of $0.45 per whole share of common stock. Subscription rights may only be exercised for whole numbers of shares; no fractional shares of common stock will be issued in the Rights Offering.

Commencement; Expiration

Subscription rights may be exercised at any time during the subscription period, which we expect will commence on or about August 15, 2017, and end at 5:00 p.m., New York City time, on or about August 30, 2017, unless extended by us. We expect the certificates evidencing the right to subscribe to the Rights Offering to be mailed within three business days of the Record Date.

Over-Subscription Right

Rights Holders who fully exercise their subscription rights will be entitled to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised subscription rights. The over-subscription right allows a Rights Holder to subscribe for an additional number of shares equal to up to an aggregate of 9.99% of our outstanding shares of common stock after giving effect to the consummation of the transactions contemplated by the Rights Offering and the Investment Agreement, subject to certain limitations and pro rata allocations. If sufficient remaining shares of our common stock are available, all over-subscription requests will be honored in full. Shares of our common stock that may be acquired pursuant to the over-subscription right are subject to certain limitations and pro rata allocations.

Non-Transferability of Rights

The subscription rights are evidenced by a subscription certificate and are non-transferable. The rights will not be listed for trading on the NYSE or any other securities exchange or automated quotation system. We expect the shares of common stock issued in the Rights Offering will be listed on the NYSE.

Use of Proceeds

We intend to use a portion of the net proceeds received from the Rights Offering and the Backstop Commitment to repay approximately $9.0 million in principal amount of outstanding indebtedness under the Term Loan Facility and $15.0 million in principal amount of outstanding indebtedness under the ABL Facility (without a concurrent commitment reduction). We intend to use the remaining net proceeds for general corporate purposes, which may include additional payments on our outstanding indebtedness.

AUTHORIZED SHARES INCREASE

The holders of a majority of the issued and outstanding shares of our common stock and the Board have approved an amendment to our Certificate of Incorporation (the “Amendment”) to increase the number of our authorized shares of common stock from 100,000,000 to 250,000,000. The Authorized Shares Increase will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The Amendment will be effective approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

Our Certificate of Incorporation currently authorizes us to issue a maximum of 100,000,000 shares of common stock, par value $0.01 per share. Pursuant to the Amendment, we will increase the number of shares of common stock we are authorized to issue to 250,000,000 shares, par value $0.01 per share. As of the Record Date, we had 49,477,262 shares of common stock issued and outstanding.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this information statement.

Purpose of the Authorized Shares Increase

The Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock pursuant to the exercise of subscription rights to purchase shares of common stock in connection with the Rights Offering and pursuant to the Backstop Commitment. The Board also believes that the Authorized Shares Increase will provide us with greater flexibility with respect to our capital structure for business purposes including additional equity financings and stock-based acquisitions.

Other than already announced commitments to issue shares of common stock pursuant to the exercise of subscription rights in connection with the Rights Offering and pursuant to the Backstop Commitment as disclosed herein, the Board has no other immediate plans, understandings, agreements or commitments to issue shares of common stock for any purposes.

Effects of the Authorized Shares Increase

The Authorized Shares Increase will permit the Board to issue additional shares of our common stock pursuant to the exercise of subscription rights in connection with the Rights Offering and pursuant to the Backstop Commitment without further approval of our stockholders. The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Our issuance of additional shares of common stock may result in substantial dilution (e.g., voting rights, earnings per share, book value per share) to our existing stockholders, and such issuances may not require stockholder approval.

We could also use the additional shares of common stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our Company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

The Board and the holders of a majority of the issued and outstanding shares of our common stock have approved the Amendment to increase our authorized shares of common stock to 250,000,000 because it has determined that this number provides more than adequate flexibility for the Company over the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of July 31, 2017:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each named executive officer within the meaning of Rule 402(m)(2) under the Securities Act of 1933, as amended (the “Named Executive Officers”);

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of our common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 31, 2017 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Our calculation of the percentage of beneficial ownership is based on 49,477,262 shares of our common stock outstanding on July 31, 2017. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, NY 10110.

Name of Beneficial Owner	Shares Beneficially Owned (Number)	Percentage of Shares Beneficially Owned (%)
5% Stockholder:
Sun Capital (1)	28,499,209	57.6%
Named Executive Officers & Directors:
Brendan Hoffman (2)	177,166	*
David Stefko (3)	91,225	*
Katayone Adeli (4)	44,150	*
Melissa Wallace (4)	32,113	*
Jonathan Borell (5)	—	—
Robert A. Bowman (6)	13,348	*
Ryan J. Esko	—	—
Jerome Griffith (7)	14,378	*
Marc J. Leder (1)(3)	28,499,209	57.6%
Donald V. Roach	—	—
Eugenia Ulasewicz (6)	11,991	*
Mark Engebretson	—	—
All Executive Officers and Directors as a Group (11 Persons)	28,883,580	58.4%

*	Represents less than 1.0%
(1)

Includes 20,928,375 shares held of record by Sun Cardinal, LLC, 6,976,150 shares held of record by SCSF Cardinal, LLC (“SCSF Cardinal”) and 594,684 shares held of record by SK Financial Services, LLC (“SK Financial Services”). Sun Cardinal, LLC is a wholly owned subsidiary of Sun Capital Partners V, L.P. (“SCP V”). SCSF Cardinal is jointly owned by Sun Capital Securities Offshore Fund, Ltd. (“SCSF Offshore”) and Sun Capital Securities Fund, L.P. (“SCSF LP”). SK Financial Services is jointly owned by

SCSF Offshore, SCP V and SCSF LP. Indirectly through their respective revocable trusts, Messrs. Marc J. Leder and Rodger Krouse each control 50% of the shares in Sun Capital Partners V, Ltd. (“Sun Partners V Ltd”), which in turn is the general partner of Sun Capital Advisors V, L.P. (“Sun Advisors V”), which in turn is the general partner of SCP V. As a result, Messrs. Krouse and Leder (and/or their respective revocable trusts), Sun Partners V Ltd, Sun Advisors V and Sun Partners V LP may be deemed to have indirect beneficial ownership of the securities owned directly by Sun Cardinal. Each of Messrs. Krouse and Leder also controls, indirectly through their respective revocable trusts, 50% of the membership interests in Sun Capital Securities, LLC (“SCSF LLC”), which in turn is the general partner of Sun Capital Securities Advisors, LP (“SCSF Advisors”), which in turn is the general partner of SCSF LP. As a result, Messrs. Krouse and Leder (and their respective revocable trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SCSF Cardinal. Further, each of Messrs. Krouse and Leder (and their respective revocable trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SK Financial Services. Each of Messrs. Krouse and Leder (and their respective revocable trusts), Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore expressly disclaims beneficial ownership of any securities in which they do not have a pecuniary interest. The business address for Messrs. Krouse and Leder, Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(2)	Represents: (i) options to acquire shares of our common stock that have vested or will vest within 60 days of July 31, 2017 under the Vince 2013 Incentive Plan; and (ii) 30,000 shares of our common stock that were purchased by Mr. Hoffman on June 14, 2016 in the open market.
(3)	Represents: (i) options to acquire shares of our common stock that have vested or will vest within 60 days of July 31, 2017 under the Vince 2013 Incentive Plan; and (ii) 25,000 shares of our common stock that were purchased in the open market by Mr. Stefko on May 16, 2016 and May 17, 2016, in accordance with a trading plan established pursuant to Rule 10b5-1 under the Exchange Act.
(4)	Represents options to acquire shares of our common stock that have vested or will vest within 60 days of July 31, 2017 under the Vince 2013 Incentive Plan.
(5)	The business address for each of Messrs. Borell, Griffith and Leder is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(6)	Represents restricted stock units that have vested or will vest within 60 days of July 31, 2017.
(7)	Represents: (i) options to acquire shares of our common stock that have vested or will vest within 60 days of July 31, 2017 under the Vince 2013 Incentive Plan; and (ii) 1,030 shares of our common stock that were issued to Mr. Griffith through the exercise of his subscription rights purchased in our rights offering that commenced in March 2016.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Vince Holding Corp., that file electronically with the SEC. We also maintain a website at www.vince.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into this Information Statement, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Information Statement. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (filed with the SEC on April 28, 2017);

•	Quarterly Report on Form 10-Q for the quarter ended April 29, 2017 (filed with the SEC on June 8, 2017);

•	Current Reports on Form 8-K filed with the SEC on February 13, 2017, March 9, 2017, April 14, 2017, May 9, 2017, May 19, 2017, June 6, 2017, June 28, 2017, July 5, 2017, July 14, 2017, August 4, 2017 and August 10, 2017;

•	the section entitled “Description of Capital Stock—Common Stock” starting on page 62 of Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on August 10, 2017; and

•	those portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on May 1, 2017) deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

You may request a copy of these filings incorporated by reference in this Information Statement, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing, without charge, by written or telephonic request directed to 500 Fifth Avenue, 20th Floor, New York, NY 10110, Attention: General Counsel. Our telephone number at that address is (212) 515-2600.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

OTHER MATTERS

Other Business

The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Company’s majority stockholders.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, NY 10110, Attention: General Counsel, or by calling (212) 515-2600. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

* * * * * * * * * * * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Brendan L. Hoffman

Chief Executive Officer and Director

Annex A

FORM OF

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VINCE HOLDING CORP.

(under Section 242 of the Delaware General Corporation Law)

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being an authorized officer of Vince Holding Corp., a Delaware corporation (the “Company”), does hereby certify the following:

FIRST: The name of the Company is Vince Holding Corp.

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on January 7, 2008 under the name Apparel Holding Corp. The Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on November 27, 2013.

THIRD: The Amended and Restated Certificate of Incorporation of the Company is hereby amended to change PART A of ARTICLE FOUR thereof, relating to the authorized shares of capital stock of the Company. Accordingly, PART A of ARTICLE FOUR of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

“ARTICLE FOUR

PART A. AUTHORIZED SHARES

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 260,000,000 shares, consisting of:

(1)	10,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”); and

(2)	250,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.”

FOURTH: This amendment to the Amended and Restated Certificate of Incorporation of the Company was approved by the Board of Directors of the Company and by the holders of a majority of the issued and outstanding shares of capital stock entitled to vote thereon in accordance with Sections 228 and 242 of the General Corporation Law of Delaware.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this      day of                , 2017.

VINCE HOLDING CORP.

By:
Name:
Title: